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                                                                    EXHIBIT 11.1
                               SAPIENT CORPORATION
                         ARTICLE 6.01 OF REGULATION S-K

COMPUTATION OF SHARES USED IN COMPUTING BASIC AND DILUTED NET INCOME PER SHARE (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             THREE MONTHS ENDED      NINE MONTHS ENDED
                                                                SEPTEMBER 30,           SEPTEMBER 30,
                                                            -------------------      -------------------
                                                             1999         1998         1999       1998
                                                            -------     -------      -------     -------

Net Income ..............................................   $ 8,868     $(1,397)     $20,833     $ 8,213
                                                            -------     -------      -------     -------
Basic Net Income per Share:
     Weighted average common shares outstanding .........    55,728      52,863       55,101      51,670
     Shares used in computing per share amount ..........    55,728      52,863       55,101      51,670
                                                            -------     -------      -------     -------
     Basic net income per share .........................   $  0.16     $ (0.03)     $  0.38     $  0.16
                                                            =======     =======      =======     =======
Diluted Net Income per Share:
     Weighted average common shares outstanding .........    55,728      52,863       55,101      51,670
     Dilutive stock options .............................     6,351          --        7,244       5,253
                                                            -------     -------      -------     -------
     Shares used in computing per share amount ..........    62,079      52,863       62,345      56,923
                                                            -------     -------      -------     -------
     Diluted net income per share .......................   $  0.14     $ (0.03)     $  0.33     $  0.14
                                                            =======     =======      =======     =======





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